      As filed with the Securities and Exchange Commission on May 23, 1996

                                                    Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                AUTOIMMUNE INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                          13-3489062

(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                     128 Spring Street, Lexington, MA 02173
                    (Address of Principal Executive Offices)

                        -------------------------------

                                AUTOIMMUNE INC.
                  STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                              (Full Title of Plan)

                    ----------------------------------------

                            Robert C. Bishop, Ph.D.
                                 President and
                            Chief Executive Officer
                                AutoImmune Inc.
                     128 Spring Street, Lexington, MA 02173
                                 (617) 860-0710
           (Name, address and telephone number of agent for service)

                                    Copy to:

                          Constantine Alexander, Esq.
                         Nutter, McClennen & Fish, LLP
                            One International Place
                             Boston, MA 02110-2699
                                 (617) 439-2000

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                                           Proposed
                                                           Maximum
                                          Proposed         Aggregate      Amount of
Title of Securities  Amount to be     Maximum Offering     Offering      Registration
to be Registered     Registered (1)  Price Per Share (2)   Price (2)       Fee (2)
- -----------------------------------------------------------------------------------------
Common Stock,
$.01 par value          225,000            $10.3125      $2,320,312.50     $800.11
=========================================================================================

- ----------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to certain antidilution provisions of the Registrant's Stock Option Plan for Nonemployee Directors.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices per share of Common Stock reported on the Nasdaq/NMS on May 20, 1996.

================================================================================

          Shares covered by this Registration Statement are issuable from time to time upon the exercise of stock options granted or to be granted under the AutoImmune Inc. Stock Option Plan for Nonemployee Directors (the "Plan"). Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 (Registration No. 33-82972) filed with the Securities and Exchange Commission on August 17, 1994, in respect of the original 75,000 shares of Common Stock of AutoImmune Inc. issued or issuable under the Plan, including any statement contained in a document incorporated or deemed to be incorporated by reference into said Registration Statement, is incorporated by reference into this Registration Statement.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on the 23rd day of May, 1996.

                                 AUTOIMMUNE INC.


                                 By: /s/ Robert C. Bishop
                                    ----------------------------------
                                    Robert C. Bishop, Ph.D.
                                    President and Chief
                                    Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

/s/ Robert C. Bishop                                      May 23, 1996
- -----------------------------------------------
Robert C. Bishop, President,
Chief Executive Officer and Director


/s/ Michael W. Rogers                                     May 23, 1996
- ----------------------------------------------
Michael W. Rogers, Vice President,
Chief Financial Officer and Treasurer


/s/ Barry Weinberg                                        May 23, 1996
- ----------------------------------------------
Barry Weinberg,
Chairman of the Board of Directors


/s/ Hugh A. D'Andrade                                     May 23, 1996
- --------------------------------------------
Hugh A. D'Andrade, Director


/s/ Allan R. Ferguson                                     May 23, 1996
- ----------------------------------------------
Allan R. Ferguson, Director


/s/ R. John Fletcher                                      May 23, 1996
- ----------------------------------------------
R. John Fletcher, Director


/s/ Henri A. Termeer                                      May 23, 1996
- --------------------------------------------
Henri A. Termeer, Director

                                 EXHIBIT INDEX

Exhibit
- -------
Number                                              Page
- ------                                              ----
4.1            AutoImmune Inc. Stock Option Plan     *
               for Nonemployee Directors

4.3            Specimen Common Stock Certificate     **

5              Opinion of Nutter, McClennen &         6
               Fish, LLP

23.1           Consent of Nutter, McClennen &       Contained
               Fish, LLP                           in Exhibit 5

23.2           Consent of Price Waterhouse LLP        9

- ---------------------------------------------------
*              Incorporated by reference to
               Appendix A to the Registrant's
               definitive Proxy Statement dated
               April 9, 1996 for the annual
               meeting of shareholders held on May
               15, 1996 filed pursuant to Section
               14 of the Securities Exchange Act
               of 1934, as amended.

**             Incorporated by reference to
               Exhibit 4.3 to the Registrant's
               Registration Statement on Form S-8
               (File No. 33-93016)